Exhibit 99.1
CINCINNATI – October 26, 2005 – The Hillman Companies, Inc. (AMEX: HLM_P) today announced that it has received an additional one month extension from AMEX to satisfy the terms of its compliance plan by filing its Form 10-K/A for the year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. The Company is continuing to work diligently to file both the Form 10-K/A and the Form 10-Q as soon as practicable; however, the Company now expects that it will make these filings by November 20, 2005.
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